UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2012

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	001-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

(a)           A special meeting of shareholders of Malvern Federal Bancorp, Inc. (“Malvern Federal Bancorp” or the “Company”), was held on October 2, 2012.

(b)           There were 6,102,500 shares of common stock outstanding and entitled to vote at the special meeting, including 3,383,875 shares of common stock owned by the MHC.  There were no broker non votes at the meeting.  The matters considered and voted on by the shareholders at the special meeting and the vote of the shareholders were as follows:

1.           The proposal to approve the Plan of Conversion and Reorganization of Malvern Federal Mutual Holding Company (the “MHC”), Malvern Federal Bancorp, Malvern Bancorp, Inc. (“Malvern Bancorp–New”) and Malvern Federal Savings Bank (the “Bank”) (the “Plan of Conversion and Reorganization”), and the transactions contemplated thereby pursuant to which, among other things, Malvern Bancorp–New is offering for sale shares of its common stock, and shares of common stock of Malvern Federal Bancorp currently held by public shareholders will be exchanged for shares of common stock of Malvern Bancorp-New upon the conversion of the MHC, the Bank and Malvern Federal Bancorp from the mutual holding company structure to the stock holding company form, was approved by the following vote of the Company’s shareholders:

TOTAL “FOR”	VOTES “FOR” OTHER THAN MHC	AGAINST	ABSTAIN
5,449,308	2,065,433	12,242	1,793

2A.           The informational proposal to approve a provision in the articles of incorporation of Malvern Bancorp–New providing for the authorized capital stock of 50,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock in the charter of Malvern Federal Bancorp, was approved by the following vote:
FOR	AGAINST	ABSTAIN
4,365,152	1,096,459	1,732

2B.           The informational proposal to approve a provision in the articles of incorporation of Malvern Bancorp–New requiring a super-majority shareholder approval for mergers, consolidations and similar transactions, unless they have been approved in advance by at least two-thirds of the board of directors of Malvern  Bancorp–New, was approved by the following vote:
FOR	AGAINST	ABSTAIN
4,319,996	1,139,064	4,283

2C.           The informational proposal to approve a provision in the articles of incorporation of Malvern Bancorp–New  requiring a super-majority shareholder approval of amendments to certain provisions in the articles of incorporation and bylaws of Malvern Bancorp–New, was approved by the following vote:
FOR	AGAINST	ABSTAIN
4,306,403	1,152,657	4,283

2D.           The informational proposal to approve a provision in the articles of incorporation of Malvern Bancorp–New to limit the acquisition of shares in excess of 10% of the outstanding voting securities of Malvern Bancorp–New, was approved by the following vote:
FOR	AGAINST	ABSTAIN
4,238,918	1,219,230	5,194

In connection with the special meeting, the Company also solicited proxies with respect to a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the special meeting to approve the Plan of Conversion and Reorganization.  The adjournment proposal was withdrawn and not submitted to shareholders at the special meeting because the shareholders of the Company approved the Plan of Conversion and Reorganization by the requisite vote at the special meeting.

Item 8.01        Other Events.

The Plan of Conversion and Reorganization also was approved by the members of the MHC at a meeting held on October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN FEDERAL BANCORP, INC.
Date: October 3, 2012	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer